TABLE OF CONTENTS

FirstMerit Corporation III Cascade Plaza Akron, Ohio 44308
Investor Relations: Tom O’Malley p. 330-384-7109

For Release April 21, 2005, 7:30 a.m. EDT

Analysts: Tom O’Malley (330) 384-7109	Media: Jacque Sir Louis (330) 849-8877

FirstMerit Reports Growth in First Quarter Earnings

Akron, Ohio — April 21, 2005 — FirstMerit Corporation (Nasdaq: FMER) today announced first quarter 2005 net income of $30.1 million, or $0.36 per diluted share. This compares with $12.7 million, or $0.15 per diluted share, for the first quarter of 2004. The increase in earnings was primarily attributable to the Company lowering its loan loss provision $28.8 million compared with first quarter of 2004. During the first quarter of 2004, the Company strengthened the allowance for loan losses by providing an additional $22.1 million above that quarter’s net charge-offs.

Annualized return on average common equity (“ROE”) and average assets (“ROA”) for the quarter were 12.48% and 1.19%, respectively, compared with 5.10% and 0.49% for the first quarter of 2004.

“Economic activity appears to be improving in our Northeast Ohio markets,” said John R. Cochran, chairman and CEO. “Production is rising in the manufacturing sector and, as a result, our commercial loan portfolio is growing. Both unemployment and personal bankruptcy are declining, enabling further improvement in our credit quality. While our economy has a long way to go, it appears to have stabilized and is now moving in a positive direction.”

He continued, “During the past two years we have taken numerous steps to prepare ourselves for the growth and improved profitability when our region returns to economic health. We are hopeful that these actions will bear fruit as this year progresses. We’ve already made significant progress controlling our expenses this year. Continuing to improve our efficiency throughout 2005 will be a key element to stronger financial performance at FirstMerit.”

Total revenue, defined as net interest income on a fully tax-equivalent (“FTE”) basis plus non-interest income net of securities transactions, totaled $129.8 million for first quarter of 2005, compared with $134.7 million for the first quarter of 2004. FTE net interest income in the quarter declined 3.35% year-over-year, to $86.7 million from $89.7 million. FTE net interest income after the provision for loan loss in the first quarter of 2005 increased $25.8 million, or 52.27%, from the first quarter of 2004, primarily as a result of lower credit-related charges due to the Company’s improved asset quality and the strengthening of the allowance for loan losses during the first quarter of 2004.

Average earning assets for the first quarter of 2005 declined 2.38%, compared with the first quarter of 2004, primarily from a planned reduction in the investment portfolio representing the Company’s de-leverage strategy to manage interest rate risk. Compared with the fourth quarter of 2004, average earning assets grew $106.9 million, or 1.15%.

Non-interest income excluding securities transactions for the first quarter of 2005 totaled $43.1 million, compared with $45.0 million for the first quarter of 2004. For the same period, credit card and ATM service fees increased $0.7 million, and $0.2 million, for respective increases of 8.62% and 7.68%. Offsetting those increases were loan sales and servicing income that declined $0.9 million, or 45.48%, and investment services and insurance fees that decreased $1.0 million, or 25.42%.

Expenses were well-controlled during the quarter. The Company reported $75.9 million in non-interest expenses for the first quarter of 2005, compared with $76.9 million for the first quarter of 2004. Included in the first quarter 2005 expenses is a $2.1 million addition to legal reserves. Non-interest expenses declined $4.4 million compared with the fourth quarter of 2004, representing a 5.44% decrease.

As of March 31, 2005, non-performing assets were $46.7 million, an increase of $0.8 million, or 1.77%, from December 31, 2004 levels. Non-performing assets declined $41.8 million, or 47.21%, from March 31, 2004. Non-performing assets were 0.71% of period-end loans plus other real estate (“ORE”) at March 31, 2005, equivalent to the December 31, 2004 measure. At March 31, 2004, non-performing assets were 1.36% of period-end loans plus ORE. Net charge-offs for the first quarter of 2005 were $11.8 million, compared with $18.3 million for the first quarter of 2004, a decline of $6.5 million, or 35.46%. Compared with the previous quarter, net charge-offs decreased $0.8 million. Net charge-offs to average loans in the first quarter of 2005 improved to 0.74%, compared with 0.78% for the prior quarter and 1.13% for the first quarter of 2004.

The Company recorded $11.6 million of loan loss provision in the first quarter of 2005, compared with $40.4 million in the first quarter of 2004. In the fourth quarter of 2004 the loan loss provision was $9.4 million.

The allowance for credit losses at March 31, 2005 was 1.59% of period-end loans, compared with 1.60% on December 31, 2004 and 1.85% on March 31, 2004. The Company added $0.7 million to the allowance for credit losses in the first quarter of 2005 in support of a growing lending portfolio that increased $97.5 million, or 1.52% over the prior quarter. The decline in the allowance for credit losses as a percentage of period-end loans from December 31, 2004 reflects continued strengthening of the overall quality of the loan portfolio.

Assets at March 31, 2005 totaled $10.3 billion, compared with $10.5 billion at March 31, 2004, representing a 1.75% decrease. The Company’s total assets did increase from December 31, 2004 by 1.50%. Deposits totaled $7.3 billion at March 31, 2005, declining 0.77% from March 31, 2004. The Company’s decision to allow higher-cost CDs to roll off the balance sheet has contributed to the overall decline in deposit balances over the past twelve months. Over that time period, time deposits declined 3.44%, while lower-

cost core deposits increased 0.84%. Core deposits now account for 63.27% of deposits at March 31, 2005, compared to 62.26% at March 31, 2004.

Shareholder equity was $946.7 million at March 31, 2005. The Company’s capital position remains strong, as tangible equity to assets was 7.93% at quarter-end. The common dividend per share paid during the quarter was $0.27 share. During the first quarter of 2005 the Company repurchased 816,208 common shares. Period-end common shares outstanding totaled 83.6 million.

First Quarter 2005 Highlights

FirstMerit Bank, in Akron, Ohio, was recognized by the Electronic Recruiting Exchange as one of the most innovative recruiters in the world. Other companies recognized for the prestigious award include Getronics North America, Valero Energy Corporation and Whirlpool Corporation.

Dominion Bond Rating Service (DBRS) initiated coverage on FirstMerit Corporation assigning ratings of A to Deposit & Senior Debts, A (low) to Issuer & Senior Debts, BBB (high) to its Subordinated Debentures and R-1 (low) to the Short- Term Instruments of its banking subsidiary, FirstMerit Bank, N.A. The trends on all ratings are Stable.

FirstMerit launched a new investor Web site providing one click access to all investor information, and easy access to reports, recent presentations publications and fillings, and all matters of corporate governance. Additionally, e-mail notifications of all corporate matters are available.

FirstMerit’s senior management will host an earnings conference call on April 21, 2005, at 2:00 p.m. Eastern time to provide an overview of first quarter results and highlights. To participate in the conference call, please dial (800) 322-0079 ten minutes before start time. A replay of the conference call will be available at approximately 4:30 p.m., on April 21, 2005 through May 5, 2005, by dialing (877) 519-4471, reservation number 5952219.

The first quarter earnings release will be available at approximately 7:30 a.m. on the Internet at http://www.firstmerit.com under the Investor Relations portion of the Web site. Any material non-public information that might be disclosed during the conference call will be posted on the Web site immediately after the conference call ends.

FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of $10.3 billion as of March 31, 2005, and 161 banking offices in 24 Ohio and Western Pennsylvania counties. FirstMerit provides a complete range of banking and other financial services to consumers and businesses through its wholly-owned subsidiaries which include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation, FirstMerit Title Agency, Ltd., FirstMerit Credit Life Insurance Company, and FirstMerit Community Development Corporation.

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

FIRSTMERIT CORPORATION AND SUBSIDIARIES Consolidated Financial Highlights

(Unaudited)	Quarters
(Dollars in thousands)
	2005	2004	2004	2004	2004
EARNINGS	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Net interest income FTE(a)	$86,686	87,993	88,051	87,782	89,691
Provision for loan losses	11,614	9,358	9,325	14,850	40,390
Other income	44,939	39,402	44,078	45,719	45,086
Other expenses	75,911	80,279	77,250	77,536	76,864
FTE adjustment(a)	676	669	679	675	689
Net income	30,088	28,369	31,111	31,028	12,706
Diluted EPS	0.36	0.33	0.37	0.36	0.15

PERFORMANCE RATIOS

Return on average assets (ROA)	1.19%	1.12%	1.21%	1.19%	0.49%
Return on average common equity (ROE)	12.48%	11.49%	12.78%	12.71%	5.10%
Net interest margin FTE(a)	3.73%	3.76%	3.71%	3.66%	3.74%
Efficiency ratio	58.33%	60.69%	58.31%	58.53%	56.89%
Number of full-time equivalent employees	3,081	3,158	3,232	3,267	3,166

MARKET DATA

Book value/common share	$11.32	11.66	11.62	11.28	11.82
Period-end common share mkt value	26.76	28.49	26.31	26.37	26.05
Market as a % of book	236%	244%	226%	234%	220%
Cash dividends/common share	$0.27	0.27	0.27	0.26	0.26
Common stock dividend payout ratio	75.00%	81.82%	72.97%	72.22%	173.33%
Average basic common shares	84,097	84,286	84,544	84,809	84,771
Average diluted common shares	84,497	84,777	84,962	85,149	85,186
Period end common shares	83,612	84,191	84,302	84,829	84,802
Common shares repurchased	816,208	197,235	562,538	—	—
Common stock market capitalization	$2,237,457	2,398,602	2,217,986	2,236,941	2,209,092

ASSET QUALITY

Gross charge-offs	$16,740	17,873	16,119	21,341	23,666
Net charge-offs	11,795	12,553	10,403	14,183	18,276
Allowance for loan losses(b)	97,115	97,296	100,491	101,569	113,573
Reserve for unfunded lending commitments(b)	6,479	5,774	5,619	5,992	6,688
Nonperforming assets (NPAs)	46,703	45,891	47,789	48,819	88,472
Net charge-off/average loans ratio	0.74%	0.78%	0.64%	0.87%	1.13%
Allowance for loan losses/period-end loans	1.49%	1.51%	1.56%	1.56%	1.75%
Allowance for credit losses/period-end loans(c)	1.59%	1.60%	1.64%	1.65%	1.85%
NPAs/loans and other real estate	0.71%	0.71%	0.74%	0.75%	1.36%
Allowance for loan losses/nonperforming loans	235.71%	240.14%	240.03%	247.10%	139.86%
Allowance for credit losses/nonperforming loans	251.44%	254.39%	253.45%	261.67%	148.09%

CAPITAL & LIQUIDITY

Period-end tangible equity to assets	7.93%	8.39%	8.34%	7.94%	8.32%
Average equity to assets	9.56%	9.70%	9.43%	9.38%	9.57%
Average equity to loans	15.06%	15.26%	14.96%	15.02%	15.34%
Average loans to deposits	88.27%	86.69%	86.79%	87.95%	87.68%

AVERAGE BALANCES

Assets (b)	$10,226,765	10,120,109	10,268,456	10,471,960	10,462,533
Deposits	7,354,689	7,421,815	7,459,927	7,437,054	7,442,121
Loans	6,492,044	6,434,115	6,474,512	6,540,974	6,525,147
Earning assets	9,421,693	9,314,744	9,441,368	9,658,873	9,651,878
Shareholders’ equity	977,888	982,147	968,697	982,195	1,001,257

ENDING BALANCES

Assets (b)	$10,274,154	10,122,627	10,164,098	10,378,155	10,456,994
Deposits	7,324,551	7,365,447	7,377,108	7,402,800	7,381,722
Loans	6,530,546	6,433,083	6,461,741	6,520,001	6,507,836
Goodwill	139,245	139,245	139,245	139,245	139,245
Intangible assets	4,424	4,647	4,869	5,091	5,314
Earning assets	9,453,738	9,343,491	9,377,760	9,552,721	9,693,976
Total shareholders’ equity	946,731	981,257	979,640	957,095	1,002,272

NOTES:
 (a) — Net interest income on a fully tax-equivalent (“FTE”) basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.
(b) — As of December 31, 2004, the reserve for unfunded lending commitments has been reclassified from the allowance for loan losses to other liabilities. Amounts presented prior to December 31, 2004, have been reclassified to conform to the current presentation.
(c) — The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.

FIRSTMERIT CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

(In thousands)
(Unaudited, except December 31, 2004, which is derived from the	March 31,	December 31,	March 31,
audited financial statements)	2005	2004	2004
ASSETS
Cash and due from banks	$191,582	169,052	175,752
Investment securities (at fair value) and federal funds sold	2,860,021	2,862,015	3,119,123
Loans held for sale	63,171	48,393	67,017
Loans:
Commercial loans	3,392,614	3,285,012	3,358,523
Mortgage loans	637,885	639,715	608,162
Installment loans	1,601,498	1,598,588	1,635,819
Home equity loans	677,724	676,230	639,407
Credit card loans	137,044	145,042	140,491
Leases	83,781	88,496	125,434

Total loans	6,530,546	6,433,083	6,507,836
Less allowance for loan losses (a)	(97,115)	(97,296)	(113,573)

Net loans	6,433,431	6,335,787	6,394,263
Premises and equipment, net	118,059	121,198	120,115
Goodwill	139,245	139,245	139,245
Intangible assets	4,424	4,647	5,314
Accrued interest receivable and other assets	464,221	442,290	436,165

Total assets	$10,274,154	10,122,627	10,456,994

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand-non-interest bearing	$1,427,307	1,470,543	1,333,867
Demand-interest bearing	827,507	841,595	782,877
Savings and money market accounts	2,379,464	2,384,510	2,478,793
Certificates and other time deposits	2,690,273	2,668,799	2,786,185

Total deposits	7,324,551	7,365,447	7,381,722

Securities sold under agreements to repurchase	1,281,745	1,336,471	1,606,534
Wholesale borrowings	557,282	300,220	308,812
Accrued taxes, expenses, and other liabilities (a)	163,845	139,232	157,654

Total liabilities	9,327,423	9,141,370	9,454,722

Commitments and contingencies

Shareholders’ equity:
Preferred stock, without par value:
authorized and unissued 7,000,000 shares	—	—	—
Preferred stock, Series A, without par value:
designated 800,000 shares; none outstanding	—	—	—
Convertible preferred stock, Series B, without par value:
designated 220,000 shares; none outstanding	—	—	—
Common stock, without par value:
authorized 300,000,000 shares; issued 92,026,350 at March 31, 2005, December 31, 2004 and March 31, 2004	127,937	127,937	127,937
Capital surplus	108,903	110,513	110,699
Accumulated other comprehensive (loss) income	(38,194)	(14,208)	13,353
Retained earnings	963,618	956,802	934,098
Treasury stock, at cost, 8,414,363, 7,835,399 and 7,224,528 shares at March 31, 2005, December 31, 2004 and March 31, 2004, respectively	(215,533)	(199,787)	(183,815)

Total shareholders’ equity	946,731	981,257	1,002,272

Total liabilities and shareholders’ equity	$10,274,154	10,122,627	10,456,994

(a) As of December 31, 2004, the reserve for unfunded lending commitments has been reclassified from the allowance for loan losses to other liabilities. Amounts presented prior to December 31, 2004 have been reclassifed to conform to the current presentation.

The accompanying notes are an integral part of the consolidated financial statements.

FIRSTMERIT CORPORATION AND SUBSIDIARIES AVERAGE CONSOLIDATED BALANCE SHEETS

	Quarterly Periods
(Unaudited)
(Dollars in thousands)	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2005	2004	2004	2004	2004
ASSETS
Cash and due from banks	$190,740	198,077	219,025	226,637	212,358
Investment securities/fed funds sold	2,876,415	2,831,253	2,913,395	3,054,655	3,072,724
Loans held for sale	53,234	49,376	53,461	63,244	54,007
Loans:
Commercial loans	3,346,425	3,272,545	3,286,775	3,368,633	3,355,159
Mortgage loans	646,528	642,569	637,796	628,381	616,970
Installment loans	1,598,953	1,612,132	1,646,826	1,640,665	1,644,343
Home equity loans	674,913	670,366	654,882	642,369	638,549
Credit card loans	141,440	141,953	141,751	141,460	143,497
Leases	83,785	94,550	106,482	119,466	126,629

Total loans	6,492,044	6,434,115	6,474,512	6,540,974	6,525,147
Less allowance for loan losses	96,438	99,675	101,119	112,120	90,939

Net loans	6,395,606	6,334,440	6,373,393	6,428,854	6,434,208

Total earning assets	9,421,693	9,314,744	9,441,368	9,658,873	9,651,878

Premises and equipment, net	119,916	121,147	121,672	120,798	119,728
Accrued interest receivable and other assets	590,854	585,816	587,510	577,772	569,508

TOTAL ASSETS	$10,226,765	10,120,109	10,268,456	10,471,960	10,462,533

LIABILITIES
Deposits:
Demand-non-interest bearing	$1,447,226	1,462,830	1,396,593	1,402,273	1,330,056
Demand-interest bearing	820,974	829,650	809,707	814,718	767,287
Savings and money market accounts	2,392,023	2,423,790	2,495,659	2,492,318	2,483,451
Certificates and other time deposits	2,694,466	2,705,545	2,757,968	2,727,745	2,861,327

Total deposits	7,354,689	7,421,815	7,459,927	7,437,054	7,442,121

Securities sold under agreements to repurchase	1,326,242	1,262,156	1,394,398	1,589,014	1,547,575
Wholesale borrowings	412,149	300,550	300,477	320,222	310,767

Total funds	9,093,080	8,984,521	9,154,802	9,346,290	9,300,463
Accrued taxes, expenses and other liabilities (a)	155,797	153,441	144,957	143,475	160,813

Total liabilities	9,248,877	9,137,962	9,299,759	9,489,765	9,461,276

SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	127,937	127,937	127,937	127,937	127,937
Capital surplus	108,478	110,217	110,297	110,902	110,672
Accumulated other comprehensive income	(16,998)	(12,559)	(29,493)	(13,730)	(1,457)
Retained earnings	960,740	953,566	950,094	940,726	948,521
Treasury stock	(202,269)	(197,014)	(190,138)	(183,640)	(184,416)

Total shareholders’ equity	977,888	982,147	968,697	982,195	1,001,257

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,226,765	10,120,109	10,268,456	10,471,960	10,462,533

FIRSTMERIT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited)	Quarters ended
(In thousands except per share data)	March 31,
	2005	2004
Interest income:
Interest and fees on loans, including held for sale	$100,149	96,627
Interest and dividends on investment securities and federal funds sold	27,692	29,211

Total interest income	127,841	125,838

Interest expense:
Interest on deposits:
Demand-interest bearing	956	366
Savings and money market accounts	6,375	4,314
Certificates and other time deposits	20,600	21,631
Interest on securities sold under agreements to repurchase	8,841	6,138
Interest on wholesale borrowings	5,059	4,387

Total interest expense	41,831	36,836

Net interest income	86,010	89,002
Provision for loan losses	11,614	40,390

Net interest income after provision for loan losses	74,396	48,612

Other income:
Trust department income	5,505	5,356
Service charges on deposits	14,820	15,419
Credit card fees	9,411	8,664
ATM and other service fees	2,959	2,748
Bank owned life insurance income	3,074	3,126
Investment services and insurance	2,858	3,832
Manufactured housing income	102	145
Investment securities gains, net	1,872	70
Loan sales and servicing income	1,133	2,078
Other operating income	3,205	3,648

Total other income	44,939	45,086

Other expenses:
Salaries, wages, pension and employee benefits	39,393	39,061
Net occupancy expense	6,536	6,017
Equipment expense	3,185	3,535
Stationery, supplies and postage	2,461	2,712
Bankcard, loan processing and other costs	5,724	5,703
Professional services	2,150	3,146
Amortization of intangibles	223	223
Other operating expense	16,239	16,467

Total other expenses	75,911	76,864

Income before income tax expense	43,424	16,834
Federal income taxes	13,336	4,128

Net income	$30,088	12,706

Other comprehensive income (loss), net of taxes
Unrealized securities’ holding gains (losses), net of taxes	(22,583)	22,784
Minimum pension liability adjustment during the period net of taxes	(183)	(2)
Less: reclassification adjustment for securities’ gains (losses) realized in net income, net of taxes	1,217	(46)

Total other comprehensive income (loss), net of taxes	(23,983)	22,828

Comprehensive income	$6,105	35,534

Net income applicable to common shares	$30,088	12,706

Net income used in diluted EPS calculation	$30,095	12,713

Weighted average number of common shares outstanding — basic	84,097	84,771

Weighted average number of common shares outstanding — diluted	84,497	85,186

Basic earnings per share	$0.36	0.15

Diluted earnings per share	$0.36	0.15

Dividend per share	$0.27	0.26

Note: Certain prior year balances have been reclassified to conform to the current year presentation.

The accompanying notes are an integral part of the consolidated financial statements.

FIRSTMERIT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME—LINKED QUARTERS

(Unaudited)	Quarterly Results
(Dollars in thousands, except share data)	2005	2004	2004	2004	2004
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Interest and fees on loans, including held for sale	$100,149	98,792	96,374	94,126	96,627
Interest and dividends — securities and federal funds sold	27,692	26,590	27,454	28,221	29,211

Total interest income	127,841	125,382	123,828	122,347	125,838

Interest on deposits:
Demand-interest bearing	956	704	579	503	366
Savings and money market accounts	6,375	5,310	5,009	4,512	4,314
Certificates and other time deposits	20,600	20,463	19,848	19,598	21,631
Securities sold under agreements to repurchase	8,841	7,182	6,668	6,271	6,138
Wholesale borrowings	5,059	4,399	4,352	4,356	4,387

Total interest expense	41,831	38,058	36,456	35,240	36,836

Net interest income	86,010	87,324	87,372	87,107	89,002
Provision for loan losses	11,614	9,358	9,325	14,850	40,390

Net interest income after provision for loan losses	74,396	77,966	78,047	72,257	48,612

Other income:
Trust department income	5,505	5,315	5,228	5,696	5,356
Service charges on deposits	14,820	15,135	15,903	15,705	15,419
Credit card fees	9,411	9,937	9,581	9,546	8,664
ATM and other service fees	2,959	2,892	3,168	3,071	2,748
Bank owned life insurance income	3,074	3,113	2,992	3,083	3,126
Investment services and insurance	2,858	2,560	2,931	3,527	3,832
Manufactured housing income	102	10	5	5	145
Investment securities gains (losses), net	1,872	(4,508)	29	1,412	70
Loan sales and servicing income	1,133	2,033	1,630	334	2,078
Other operating income	3,205	2,915	2,611	3,340	3,648

Total other income	44,939	39,402	44,078	45,719	45,086

Other expenses:
Salaries, wages, pension and employee benefits	39,393	40,756	41,096	39,139	39,061
Net occupancy expense	6,536	5,468	5,546	5,526	6,017
Equipment expense	3,185	3,347	3,140	3,323	3,535
Stationery, supplies and postage	2,461	2,821	2,606	2,577	2,712
Bankcard, loan processing and other costs	5,724	6,355	6,261	5,988	5,703
Professional services	2,150	3,785	2,780	3,977	3,146
Amortization of intangibles	223	222	222	222	223
Other operating expense	16,239	17,525	15,599	16,784	16,467

Total other expenses	75,911	80,279	77,250	77,536	76,864

Income before federal income taxes	43,424	37,089	44,875	40,440	16,834
Federal income taxes	13,336	8,720	13,764	9,412	4,128

Net income	$30,088	28,369	31,111	31,028	12,706

Other comprehensive income (loss), net of taxes	(23,983)	(823)	28,216	(54,954)	22,828

Comprehensive income (loss)	$6,105	27,546	59,327	(23,926)	35,534

Net income applicable to common shares	30,088	28,369	31,111	31,028	12,706

Adjusted net income used in diluted EPS calculation	30,095	28,377	31,119	31,035	12,713

Weighted-average common shares — basic	84,097	84,286	84,544	84,809	84,771

Weighted-average common shares — diluted	84,497	84,777	84,962	85,149	85,186

Basic net income per share	$0.36	0.34	0.36	0.37	0.15

Diluted net income per share	$0.36	0.33	0.37	0.36	0.15

Note: Certain prior year balances have been reclassified to conform to the current year presentation.

FIRSTMERIT CORPORATION AND SUBSIDIARIES ASSET QUALITY INFORMATION

(Unaudited, except December 31,2004 annual period which
is derived from the audited financial statements)
(Dollars in thousands, except ratios)

		Quarterly Periods				Annual Period
	Mar 31	Dec 31	Sep 30	June 30	Mar 31	Dec 31
Allowance for Credit Losses (a)	2005	2004	2004	2004	2004	2004
Allowance for loan losses, beginning of period (b)	$97,296	100,491	101,569	113,573	91,459	91,459
Allowance related to loans sold	—	—	—	(12,671)	—	(12,671)
Provision for loan losses	11,614	9,358	9,325	14,850	40,390	73,923
Charge-offs	16,740	17,873	16,119	21,341	23,666	78,999
Recoveries	4,945	5,320	5,716	7,158	5,390	23,584

Net charge-offs	11,795	12,553	10,403	14,183	18,276	55,415

Allowance for loan losses, end of period	$97,115	97,296	100,491	101,569	113,573	97,296

Reserve for unfunded lending commitments, beginning of period (b)	$5,774	5,619	5,992	6,688	6,094	6,094
Provision for credit losses	705	155	(373)	(696)	594	(320)

Reserve for unfunded lending commitments, end of period	$6,479	5,774	5,619	5,992	6,688	5,774

Allowance for Credit Losses	$103,594	103,070	106,110	107,561	120,261	103,070

Ratios (a)(b)

Provision for loan losses as a % of average loans	0.73%	0.58%	0.57%	0.91%	2.49%	1.13%
Provision for credit losses as a % of average loans	0.04%	0.01%	-0.02%	-0.04%	0.04%	0.00%
Net charge-offs as a % of average loans	0.74%	0.78%	0.64%	0.87%	1.13%	0.85%
Allowance for loan losses as a % of period-end loans	1.49%	1.51%	1.56%	1.56%	1.75%	1.51%
Allowance for credit losses as a % of period-end loans	1.59%	1.60%	1.64%	1.65%	1.85%	1.60%
Allowance for loan losses as a % of nonperforming loans	235.71%	240.14%	240.03%	247.10%	139.86%	240.14%
Allowance for credit losses as a % of nonperforming loans	251.44%	254.39%	253.45%	261.67%	148.09%	254.39%

Asset Quality

Impaired loans:
Nonaccrual	$34,207	33,831	33,812	33,080	71,596	33,831
Other nonperforming loans:
Nonaccrual	6,994	6,685	8,054	8,025	9,611	6,685

Total nonperforming loans	41,201	40,516	41,866	41,105	81,207	40,516

Other real estate (“ORE”)	5,502	5,375	5,923	7,714	7,265	5,375

Total nonperforming assets (“NPAs”)	$46,703	45,891	47,789	48,819	88,472	45,891

NPAs as % of period-end loans + ORE	0.71%	0.71%	0.74%	0.75%	1.36%	0.71%

Past due 90 days or more & accruing interest	$22,899	20,703	30,882	18,387	20,995	20,703

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.

(b)	As of December 31, 2004, the reserve for unfunded lending commitments has been reclassified from the allowance for loan losses. Amounts presented prior to December 31, 2004 have been reclassified to conform to the current presentation.

FIRSTMERIT CORPORATION NONINTEREST INCOME AND NONINTEREST EXPENSE DETAIL

(Unaudited)
(Dollars in thousands)

	2005	2004	2004	2004	2004
QUARTERLY OTHER INCOME DETAIL	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Trust department income	$5,505	5,315	5,228	5,696	5,356
Service charges on deposits	14,820	15,135	15,903	15,705	15,419
Credit card fees	9,411	9,937	9,581	9,546	8,664
ATM and other service fees	2,959	2,892	3,168	3,071	2,748
Bank owned life insurance income	3,074	3,113	2,992	3,083	3,126
Investment services and insurance	2,858	2,560	2,931	3,527	3,832
Manufactured housing income	102	10	5	5	145
Investment securities gains (losses), net	1,872	(4,508)	29	1,412	70
Loan sales and servicing income	1,133	2,033	1,630	334	2,078
Other operating income	3,205	2,915	2,611	3,340	3,648

Total Other Income	$44,939	39,402	44,078	45,719	45,086

	2005	2004	2004	2004	2004
QUARTERLY OTHER EXPENSES DETAIL	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Salaries, wages, pension and employee benefits	$39,393	40,756	41,096	39,139	39,061
Net occupancy expense	6,536	5,468	5,546	5,526	6,017
Equipment expense	3,185	3,347	3,140	3,323	3,535
Taxes, other than federal income taxes	735	908	1,387	1,406	1,448
Stationery, supplies and postage	2,461	2,821	2,606	2,577	2,712
Bankcard, loan processing and other costs	5,724	6,355	6,261	5,988	5,703
Advertising	1,244	2,984	1,807	1,554	586
Professional services	2,150	3,785	2,780	3,977	3,146
Telephone	1,119	1,204	1,146	1,221	1,147
Amortization of intangibles	223	222	222	222	223
Other operating expense	13,141	12,429	11,259	12,603	13,286

Total Other Expenses	$75,911	80,279	77,250	77,536	76,864

FIRSTMERIT CORPORATION AND SUBSIDIARIES ALLOWANCE FOR LOAN LOSSES — Net Charge-off Detail

(Unaudited)
(Dollars in thousands)	Quarters ended		Year ended
	March 31,		December 31,
	2005	2004	2004
Allowance for loan losses — beginning of period	$97,296	91,459	91,459
Loans charged off:
Commercial	4,151	8,850	25,073
Mortgage	267	104	1,174
Installment	7,543	10,087	35,958
Home equity	752	785	3,085
Credit cards	2,420	2,755	11,254
Manufactured housing	—	286	443
Leases	1,607	799	2,012

Total	16,740	23,666	78,999

Recoveries:
Commercial	1,028	898	6,068
Mortgage	55	25	42
Installment	2,725	2,847	11,545
Home equity	293	375	1,430
Credit cards	576	683	2,920
Manufactured housing	208	422	1,088
Leases	60	140	491

Total	4,945	5,390	23,584

Net charge-offs	11,795	18,276	55,415

Allowance related to loans sold	—	—	(12,671)
Provision for loan losses	11,614	40,390	73,923

Allowance for loan losses — end of period	$97,115	113,573	97,296

Average loans outstanding	$6,492,044	6,525,147	6,493,472
Ratio to average loans:
(Annualized) net charge-offs	0.74%	1.13%	0.85%

Provision for loan losses	0.73%	2.49%	1.14%

Loans outstanding — period-end	$6,530,546	6,507,836	6,433,083

Allowance for loan losses:
As a percent of period-end loans outstanding	1.49%	1.75%	1.51%

As a multiple of (annualized) net charge-offs	2.03	1.55	1.76

As a multiple of (annualized) net charge-offs and allowance related to loans sold	2.03	1.55	1.43

(a)	As of December 31, 2004, the reserve for unfunded lending commitments has been reclassified from the allowance for loan losses to other liabilities.
Amounts presented prior to December 31, 2004 have been reclassified to conform to the current presentation.